Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 18, 2019 (except Note 21.7, as to which the date is September 24, 2019), in the Registration Statement (Form F-1) and related Prospectus of BioNTech SE (formerly BioNTech AG) dated February 3, 2020 for the registration of its ordinary shares.

/s/ Titus Zwirner	/s/ Andreas Weigel
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Cologne, Germany

February 3, 2020